Pilgrim’s Pride Reports Operating Income of $378 Million with a Margin of 18.4% for the Second Quarter of 2015, for a 26% Improvement Compared to 2014

GREELEY, Colo., July 29, 2015 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2015 financial results with Net Sales of $2.05 billion for the thirteen week period, as compared to $2.19 billion for the same period in 2014. The 2015 Q2 net income of $241.5 million was an improvement of 27% compared to the $190.4 million reported in the same period in 2014. Adjusted Earnings Per Share was $0.94 in the second quarter of 2015 compared to $0.73 in the same period last year, while adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $425.8 million, or a 20.7% margin, increased 26% compared to the $337.1 million generated in the prior year.

“We remain very committed to our goals of joint value creation with key customers, relentless pursuit of operational excellence and growing value added exports, and despite ongoing export challenges during Q2, our team has once again delivered solid results,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“The business continues to generate strong cash flows and our team remains relentless in finding additional opportunities to improve our operations and build competitive advantages. We are on target to achieve $200 million in operational improvements for the year. During Q2 we completed investment projects at two of our plants that negatively impacted quarterly production volumes, but should result in improved efficiencies and enhanced sales mix opportunities.”

“The vision and diversification strategy that we have implemented over the past few years are creating an opportunity for us to keep our strong performance in different market conditions and with lower volatility than any specific segment. In addition, our growth in Mexican operations through acquisition and greenfields will complement our existing facilities in the region, and make us a stronger player by improving our geographical coverage and serve the future growing needs of that market.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 30, at 7:00 a.m. MDT (9 a.m. EDT). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc150730.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (866) 777-2509 within the US, or +1 (412) 317-5413, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through August 31, 2015.

About Pilgrim’s Pride

Pilgrim’s employs approximately 39,300 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506 8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28, 2015	December 28, 2014
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$574,194	$576,143
Trade accounts and other receivables, less allowance for doubtful accounts	348,011	378,890
Account receivable from related parties	1,115	5,250
Inventories	787,113	790,305
Income taxes receivable	64,346	10,288
Current deferred tax assets	34,156	27,345
Prepaid expenses and other current assets	88,204	95,439
Assets held for sale	6,580	1,419
Total current assets	1,903,719	1,885,079
Other long-lived assets	30,489	24,406
Identified intangible assets, net	23,912	26,783
Property, plant and equipment, net	1,189,121	1,182,795
Total assets	$3,147,241	$3,119,063

Accounts payable	$469,135	$399,486
Account payable to related parties	4,384	4,862
Accrued expenses and other current liabilities	296,668	311,879
Income taxes payable	22,902	3,068
Current deferred tax liabilities	25,359	25,301
Current maturities of long-term debt	117	262
Total current liabilities	818,565	744,858
Long-term debt, less current maturities	1,000,420	3,980
Deferred tax liabilities	80,836	76,216
Other long-term liabilities	87,467	97,208
Total liabilities	1,987,288	922,262
Common stock	2,597	2,590
Additional paid-in capital	1,671,449	1,662,354
Retained earnings (accumulated deficit)	(461,274)	591,492
Accumulated other comprehensive loss	(55,838)	(62,541)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,156,934	2,193,895
Noncontrolling interest	3,019	2,906
Total stockholders’ equity	1,159,953	2,196,801
Total liabilities and stockholders’ equity	$3,147,241	$3,119,063

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands, except per share data)
Net sales	$2,053,876	$2,186,816	$4,106,795	$4,204,881
Cost of sales	1,621,856	1,837,341	3,297,655	3,640,300
Gross profit	432,020	349,475	809,140	564,581
Selling, general and administrative expense	48,834	48,607	98,341	93,808
Administrative restructuring charges	4,813	438	4,813	2,151
Operating income	378,373	300,430	705,986	468,622
Interest expense, net of capitalized interest	11,514	14,562	16,369	34,035
Interest income	(1,277)	(992)	(2,767)	(1,803)
Foreign currency transaction loss (gain)	2,059	(1,819)	11,033	(1,482)
Miscellaneous, net	(4,651)	(993)	(5,064)	(1,999)
Income before income taxes	370,728	289,672	686,415	439,871
Income tax expense	129,104	99,227	240,598	151,239
Net income	241,624	190,445	445,817	288,632
Less: Net income (loss) attributable to noncontrolling interests	135	85	113	155
Net income attributable to Pilgrim’s Pride Corporation	$241,489	$190,360	$445,704	$288,477

Weighted average shares of common stock outstanding:
Basic	259,685	258,977	259,669	258,950
Effect of dilutive common stock equivalents	212	597	226	560
Diluted	259,897	259,574	259,895	259,510

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.93	$0.73	$1.72	$1.11
Diluted	$0.93	$0.73	$1.71	$1.11

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twenty-Six Weeks Ended
	June 28, 2015	June 29, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$445,817	$288,632
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	75,070	76,521
Foreign currency transaction losses	—	(1,077)
Accretion of bond discount	—	228
Impairment expense	4,813	—
Loss (gain) on property disposals	(1,331)	(1,139)
Gain on investment securities	—	(48)
Share-based compensation	1,268	2,377
Deferred income tax benefit	(4,781)	(79,619)
Changes in operating assets and liabilities:
Trade accounts and other receivables	35,014	(29,702)
Inventories	3,192	(28,257)
Prepaid expenses and other current assets	7,236	(20,054)
Accounts payable, accrued expenses and other current liabilities	53,960	24,918
Income taxes	(35,554)	182,948
Deposits	—	—
Long-term pension and other postretirement obligations	966	94
Other operating assets and liabilities	2,433	369
Cash provided by operating activities	588,103	416,191
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(87,694)	(90,814)
Purchases of investment securities	—	(37,000)
Proceeds from sale or maturity of investment securities	—	133,950
Proceeds from property disposals	2,115	4,357
Cash provided by (used in) investing activities	(85,579)	10,493
Cash flows from financing activities:
Proceeds from revolving line of credit	1,680,000	—
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(683,705)	(410,165)
Tax benefit related to share-based compensation	7,834	—
Sale of subsidiary common stock	—	332
Payment of capitalized loan costs	(10,132)	—
Cash dividends	(1,498,470)	—
Cash used in financing activities	(504,473)	(409,833)
Effect of exchange rate changes on cash and cash equivalents	—	2,355
Increase (decrease) in cash and cash equivalents	(1,949)	19,206
Cash and cash equivalents, beginning of period	576,143	508,206
Cash and cash equivalents, end of period	$574,194	$527,412

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands)
Net income	$241,624	$190,445	$445,817	$288,632
Add:
Interest expense, net	10,237	13,570	13,602	32,232
Income tax expense (benefit)	129,104	99,227	240,598	151,239
Depreciation and amortization	38,918	38,261	75,070	76,521
Minus:
Amortization of capitalized financing costs	864	2,906	1,589	6,492
EBITDA	419,019	338,597	773,498	542,132
Add:
Foreign currency transaction losses (gains)	2,059	(1,819)	11,033	(1,482)
Restructuring charges	4,813	438	4,813	2,151
Minus:
Net income (loss) attributable to noncontrolling interest	135	85	113	155
Adjusted EBITDA	$425,756	$337,131	$789,231	$542,646

The summary unaudited consolidated income statement data for the twelve months ended June 28, 2015 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 29, 2014 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2014 and (2) the applicable audited consolidated income statement data for the six months ended June 28, 2015.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	September 28, 2014	December 28, 2014	March 27, 2015	June 28, 2015	June 28, 2015
	(In thousands)
Net income	$255,803	$167,003	$204,193	$241,624	$868,623
Add:
Interest expense, net	10,201	34,838	3,365	10,237	58,641
Income tax expense (benefit)	133,693	106,021	111,494	129,104	480,312
Depreciation and amortization	36,218	43,084	36,152	38,918	154,372
Asset impairments	—	—	—	—	—
Minus:
Amortization of capitalized financing costs	871	6,348	725	864	8,808
EBITDA	435,044	344,598	354,479	419,019	1,553,140
Add:
Foreign currency transaction losses (gains)	6,414	23,047	8,974	2,059	40,494
Restructuring charges	135	—	—	4,813	4,948
Minus:
Net income (loss) attributable to noncontrolling interest	(181)	(184)	(22)	135	(252)
Adjusted EBITDA	$441,774	$367,829	$363,475	$425,756	$1,598,834

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$241,489	$190,360	$445,704	$288,477
Loss on early extinguishment of debt	—	—	68	—
Foreign currency transaction losses (gains)	2,059	(1,819)	11,033	(1,482)
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	243,548	188,541	456,805	286,995
Weighted average diluted shares of common stock outstanding	259,897	259,574	259,895	259,510
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.94	$0.73	$1.76	$1.11

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 30,	December 29,	December 28,	Twenty-Six Weeks Ended
	2012	2013	2014	June 29, 2014	June 28, 2015
	(In thousands)
Long term debt, less current maturities	$1,148,870	$501,999	$3,980	$502,039	$1,000,420
Add: Current maturities of long term debt	15,886	410,234	262	257	117
Minus: Cash and cash equivalents	68,180	508,206	576,143	527,412	574,194
Minus: Available-for-sale securities	—	96,902	—	—	—
Net debt (cash position)	$1,096,576	$307,125	$(571,901)	$(25,116)	$426,343

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,838,859	$1,937,749	$3,681,617	$3,732,426
Mexico:	215,017	249,067	425,178	472,455
Total net sales:	$2,053,876	$2,186,816	$4,106,795	$4,204,881

Sources of cost of sales by country of origin:
US:	$1,454,669	$1,643,247	$2,958,876	$3,265,224
Mexico:	167,211	194,094	338,827	375,076
Elimination:	(24)	—	(48)	—
Total cost of sales:	$1,621,856	$1,837,341	$3,297,655	$3,640,300

Sources of gross profit by country of origin:
US:	$384,190	$294,502	$722,742	$467,202
Mexico:	47,806	54,973	86,350	97,379
Elimination:	24	—	48	—
Total gross profit:	$432,020	$349,475	$809,140	$564,581